Exhibit 10.1

RACKSPACE TECHNOLOGY, INC.
AMENDMENT NO. 2 TO
2020 EQUITY INCENTIVE PLAN
The Rackspace Technology, Inc. 2020 Equity Incentive Plan, as amended by the first amendment, (the “2020 Equity Incentive Plan”) of Rackspace Technology, Inc. (the “Company”) is hereby amended, effective as of April 21, 2023 (the “Effective Date”), as follows:
1.Amendment to Section 3.1(a). Section 3.1(a) of the 2020 Equity Incentive Plan is hereby amended and restated in its entirety to read as follows:
(a) Subject to Sections 3.1(b) and 12.2, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan shall be no more than 57,900,000 Shares (the “Share Limit”). All of the Shares reserved under the Plan may be designated as Incentive Stock Options. The Share Limit shall be reduced, on the date of grant of an Award, by the relevant number of shares of Common Stock for each Award granted under the Plan (since its adoption on the Effective Date) that is valued by reference to a share of Common Stock; provided that Awards that are valued by reference to shares of Common Stock but are required to be paid in cash pursuant to their terms shall not reduce the Share Limit. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

2.Effectiveness. In accordance with Section 12.1(b) of the 2020 Equity Incentive Plan, the effectiveness of this Amendment No.2 to the 2020 Equity Incentive Plan (this “Amendment”) is subject to the approval of the Company’s stockholders at the Company’s 2023 annual general meeting of stockholders. For the avoidance of doubt, if stockholder approval is not obtained, this Amendment shall be void ab initio and of no force and effect.

3.Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

4.Effect on the Plan. This Amendment shall not constitute a waiver, amendment or modification of any provision of the 2020 Equity Incentive Plan not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the 2020 Equity Incentive Plan are and shall remain in full force and effect and are hereby ratified and confirmed. On and after the Effective Date, each reference in the 2020 Equity Incentive Plan to “the Plan”, “herein”, “hereof”, “hereunder” or words of similar import shall mean and be a reference to the 2020 Equity Incentive Plan as amended hereby. To the extent that a provision of this Amendment conflicts with or differs from a provision of the 2020 Equity Incentive Plan, such provision of this Amendment shall prevail and govern for all purposes and in all respects.

5.Capitalized Terms. Capitalized terms used and not defined in this Amendment shall have the meanings ascribed to them in the 2020 Equity Incentive Plan.